CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 27, 1997 (except for Note 18, as to which the date is March 31, 1997), accompanying the consolidated financial statements of Regent Bancshares Corp. and Subsidiary appearing in the Annual Report on Form 10-K for the year ended December 31, 1996 which is included in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

                                         GRANT THORNTON LLP

Philadelphia, Pennsylvania
June 11, 1997